EXHIBIT 10.25

DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement (“Agreement”), entered into effective July 31, 2017, by and between Pivot Pharmaceuticals Inc. (the “Company”) and Soho Capital Inc. (“Lender”), in reference to the following:

WHEREAS, the Company is indebted to Lender for an amount equal to US$160,000 for accrued and unpaid salary (the “Debt”);

WHEREAS, subject to certain conditions contained herein, Lender has determined to forgive the Debt in its entirety; and

WHEREAS, the Company has determined that the forgiveness of the Debt is in the best interest of the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Debt Forgiveness. Lender hereby forgives the Debt in its entirety.

2. Representations and Warranties of Lender. Lender hereby represents and warrants to the Company that there are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent the enforcement of this Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to Lender as follows:

a.	Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of British Columbia, Canada.

b.	Corporate Authority. The Company has all the required corporate power and authority to enter into this Agreement and to perform the transactions contemplated herein. The execution and delivery by Company of this Agreement and the consummation of all transactions contemplated herein have been duly and validly authorized. This Agreement is the legal, valid and binding obligation of Company enforceable in accordance with its terms.

3. Survival of Representations and Warranties. All representations and warranties of each party shall survive after the conclusion of this Agreement.

5. Indemnification. The Company hereby agrees to indemnify and hold Lender harmless against, in respect of, and shall on demand, reimburse it for:

a.

any and all loss, liability or damage suffered or incurred by Lender by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement by the Company contained herein or in any certificate, document or instrument delivered by Lender hereunder; and

b.

any and all actions, suites, proceedings, claims, demand, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigation or attempting to avoid the same or to oppose the imposition thereto, or in enforcing this indemnity.

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c.

any and all liabilities, costs, damages, penalties, assessments, remedies, claims, orders, judgments, and expenses of any kind or nature (“Claims”) sustained, asserted or claimed by the Lender, any third party, or the Company, as a result of, arising directly or indirectly from, or related in any manner to, the Company or its affiliates, subsidiaries, officers, directors, employees, agents, successors and assigns.

6. General Release. The Company and its affiliates, subsidiaries, officers, directors, employees, agents, successors and assigns also release, discharge and forever acquit the Lender from any and all Claims.

7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia, Canada.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and may be amended or modified only by an instrument in writing signed by the parties hereto.

9. Notices. All notices and other communication to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or by internationally recognized courier service, addressed as follows:

if to Lender:	Soho Capital Inc. 3456 Dunbar Street V6S 2C2 Vancouver, BC Canada V6S 2C2

if to the Company:	Pivot Pharmaceuticals Inc. 1275 West 6th Avenue, Suite 300 Vancouver, BC Canada V6H 1A6

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

LENDER: SOHO CAPITAL INC.

By:	/s/ Kam Dass
Name:	Kam Dass
Title:	Secretary/Treasurer

THE COMPANY: PIVOT PHARMACEUTICALS INC.

By:	/s/ Ahmad Doroudian
Name:	Ahmad Doroudian
Title:	Chairman

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